Exhibit 99.1

LETTER OF TRANSMITTAL

OF

MOHEGAN TRIBAL GAMING AUTHORITY

OFFER TO EXCHANGE

ANY AND ALL OUTSTANDING 9.75% SENIOR NOTES DUE 2021 ISSUED ON AUGUST 11, 2015

FOR AN EQUAL PRINCIPAL AMOUNT OF ITS 9.75% SENIOR NOTES DUE 2021,

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED, PURSUANT TO THE PROSPECTUS DATED             , 2016.

CUSIP 608328BD1 / U60734AF4

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON

            , 2016 UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE

EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN

PRIOR TO THE EXPIRATION DATE.

The exchange agent for the exchange offer is:

U.S. Bank National Association

By Mail or Hand:

By First Class Mail, Courier or Overnight Delivery:

U.S. Bank National Association

Attn: Corporate Actions

111 Fillmore Avenue

St. Paul, MN 55107-1402

By Facsimile:

(eligible institutions only)

(651) 466-7367

Attn: Corporate Actions

Confirm by Email:

cts.specfinance@usbank.com

For additional information by email or telephone:

cts.specfinance@usbank.com

(800) 934-6802

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

By tendering outstanding notes in the Exchange Offer, you acknowledge that you have received and reviewed this letter of transmittal (the “letter”) and the prospectus dated , 2016 (as the same may be amended, supplemented or modified from time to time, the “prospectus”), of Mohegan Tribal Gaming Authority, an instrumentality of the Mohegan Tribe of Indians of Connecticut, (the “Authority”), which together constitute its offer to exchange up to $85,000,000 aggregate principal amount of its 9.75% Senior Notes due 2021 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 9.75% Senior Notes due 2021 issued on August 11, 2015 (the “outstanding notes”), from the registered holders thereof (each, a “holder” and, collectively, the “holders”), upon the terms and subject to the conditions set forth in the prospectus and this letter (such exchange offer, the “exchange offer”). The outstanding notes are an additional issuance of our 9.75% senior notes due 2021, of which $500,000,000 aggregate principal amount were originally issued on August 15, 2013 (the “unregistered original notes”) in a private offering and subsequently all exchanged for an equivalent principal amount of registered notes (the “registered original notes”, and together with the outstanding notes, exchange notes and unregistered original notes, the “notes”) issued on March 12, 2014. Capitalized terms used but not defined herein shall have the same meaning given them in the prospectus.

For each outstanding note accepted for exchange, the holder of such outstanding note will receive a exchange note having a principal amount equal to that of the surrendered outstanding note. The exchange notes will accrue interest from the most recent date on which interest has been paid on the outstanding notes, or if no interest has been paid, from August 11, 2015. Holders of outstanding notes whose outstanding notes are accepted for exchange will not receive any payment in respect of accrued interest on such outstanding notes. Any outstanding notes not tendered or not accepted for exchange will remain outstanding and continue to accrue interest according to their terms.

This letter is to be used by holders of the outstanding notes that were issued in book-entry form and are represented by global certificates held for the account of DTC. Tender of outstanding notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering Outstanding Notes.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your outstanding notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures which states that DTC has received an express acknowledgment from each participant in DTC tendering the outstanding notes and that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

Subject to, and effective upon, the acceptance for exchange of the outstanding notes tendered hereby, you hereby assigns, transfers and exchanges to the Authority all right, title and interest in and to such outstanding notes as are being tendered hereby for a like principal amount of exchange notes.

By tendering outstanding notes in the exchange offer, you hereby irrevocably appoint the exchange agent as the undersigned’s true and lawful agent, attorney-in-fact and proxy with respect to outstanding notes tendered hereby, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), among other things, to cause the outstanding notes to be assigned, transferred and exchanged. You are aware that the exchange agent also acts as the agent of the Authority.

By tendering outstanding notes in the exchange offer, you hereby represent and warrant: (1) that you have full power and authority to tender, sell, assign and transfer the outstanding notes; (2) that when such outstanding notes are accepted for exchange, the Authority will acquire good and unencumbered title to such outstanding notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim and such outstanding notes will not have been transferred to the Authority in violation of any contractual or other restriction on the transfer thereof; (3) that any exchange notes acquired in exchange for outstanding notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is you; (4) that neither the holder of such outstanding notes nor any such other person is participating in, intends to participate in, or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of outstanding notes or exchange notes; (5) that neither the holder of such outstanding notes nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Authority; and (6) that neither the holder of such outstanding notes nor such other person is acting on behalf of any person who could not truthfully make the foregoing representations and warranties.

You acknowledge that the exchange offer is being made in reliance on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties; that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is a broker-dealer or an “affiliate” of the Authority within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holder’s business, at the time of commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of such exchange notes, and such holder is not engaged in, and does not intend to engage in, a distribution of such exchange notes. However, the SEC has not considered the exchange offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer as made in other circumstances. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in a distribution of exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of exchange notes. If the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such exchange notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The SEC has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of exchange notes received in exchange for an unsold allotment from the original sale of the outstanding notes) with the prospectus. The prospectus may be used by certain broker-dealers (as specified in the registration rights agreements referenced in the prospectus) for a period of time, starting on the expiration date and ending on the close of business 180 days after the expiration date in connection with the sale or transfer of such exchange notes. The Authority has agreed that, for such period of time, it will make the prospectus available to such a broker-dealer that elects to exchange outstanding notes, acquired for its own account as a result of market-making or other trading activities, for exchange notes pursuant to the exchange offer for use in connection with any resale of such exchange notes. By tendering in the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer acknowledges and agrees to notify the Authority prior to using the prospectus in connection with the sale or transfer exchange notes and agrees that, upon receipt of notice from the Authority of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus in order to make the statements therein (in light of the circumstances under which they were made) not misleading, such broker-dealer will suspend use of the prospectus until (1) the Authority has amended or supplemented the prospectus to correct such misstatement or omission and (2) either the Authority has furnished copies of the amended or supplemented prospectus to such broker-dealer or, if the Authority has not otherwise agreed to furnish such copies and declines to do so after such broker-dealer so requests, such broker-dealer has obtained a copy of such amended or supplemented prospectus as filed with the SEC. Except as described above, the prospectus may not be used for or in connection with an offer to resell, a resale or any other retransfer of exchange notes. A broker-dealer that would receive exchange notes for its own account for its outstanding notes, where such outstanding notes were not acquired as a result of market-making activities or other trading activities, will not be able to participate in the exchange offer.

You will, upon request, execute and deliver any additional documents deemed by the Authority to be necessary or desirable to complete the sale, assignment and transfer of the outstanding notes tendered hereby.

All authority conferred or agreed to be conferred in this letter and your obligations hereunder shall be binding upon your successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

Tenders of outstanding notes made pursuant to the exchange offer are irrevocable, except that outstanding notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. See information described under the heading “The Exchange Offer—Withdrawal Rights” in the prospectus.

You understand that tender of outstanding notes pursuant to any of the procedures described under the heading “The Exchange Offer—Procedures for Tendering Outstanding Notes” in the prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Authority upon the terms and subject to the conditions set forth in the prospectus, including the undersigned’s representation that the undersigned owns the outstanding notes being tendered. You recognize that, under certain circumstances set forth in the prospectus, the Authority may not be required to accept for exchange any of the outstanding notes tendered hereby.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS

OF THE OFFER TO EXCHANGE

ANY AND ALL OUTSTANDING 9.75% SENIOR NOTES DUE 2021,

ISSUED ON AUGUST 11, 2015, OF MOHEGAN TRIBAL GAMING AUTHORITY

FOR

9.75% SENIOR NOTES DUE 2021 OF MOHEGAN TRIBAL GAMING AUTHORITY,

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1. Book-Entry Confirmation and Outstanding Notes. Book-Entry Confirmation (as defined below), as well as an Agent’s Message (as defined below) and any other documents required by this letter, must be received by the exchange agent at the address set forth herein on or prior to the expiration date. Outstanding notes tendered hereby must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. “Agent’s Message” means a message transmitted by the book-entry transfer facility to, and received by, the exchange agent and forming a part of a Book-Entry Confirmation, which message states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes which are the subject of the Book-Entry Confirmation that such participant has received and agrees to be bound by the letter and that the Authority may enforce the letter against such participant. “Book-Entry Confirmation” means a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at the book-entry transfer facility.

THE METHOD OF DELIVERY OF THIS LETTER, THE OUTSTANDING NOTES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDERS, BUT THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT.

THE AUTHORITY WILL NOT ACCEPT ANY ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS. EACH TENDERING HOLDER, BY EXECUTION OF A LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF OR AGENT’S MESSAGE IN LIEU THEREOF), WAIVES ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE OF SUCH TENDER.

2. Partial Tenders. Outstanding notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. A book-entry representing the balance of non-tendered outstanding notes will be sent to such tendering holder(s), unless otherwise provided in the appropriate box on this letter, promptly after the expiration date. ALL OF THE OUTSTANDING NOTES DELIVERED TO THE EXCHANGE AGENT WILL BE DEEMED TO HAVE BEEN TENDERED UNLESS OTHERWISE INDICATED.

3. Special Issuance and Delivery Instructions. Holders tendering outstanding notes by book-entry transfer may request that outstanding notes not exchanged be credited to such account maintained at the book-entry transfer facility as such holder may designate herein. If no such instructions are given, such outstanding notes not exchanged will be returned to the name and address of the person signing this letter.

4. Transfer Taxes. Except as otherwise provided in this Instruction 4, the Authority will pay any transfer taxes with respect to the transfer of outstanding notes to it or its order pursuant to the exchange offer. If, however, exchange notes or substitute outstanding notes not exchanged are to be issued in the name of any person other than the registered holder(s) of the outstanding notes tendered hereby, or if tendered outstanding notes are registered in the name of any person other than the person(s) signing this letter, or if a transfer tax is imposed for any reason other than the transfer of outstanding notes to the Authority or its order pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder(s) or any other person) payable on account of the transfer to such person will be payable by the holder(s) tendering hereby. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder(s).

5. Waiver of Conditions. The Authority reserves the absolute right to waive satisfaction of any or all conditions enumerated in the prospectus.

6. Taxpayer Identification Number; Backup Withholding; Substitute Form W-9. U.S. federal income tax laws generally require that a tendering holder provide the exchange agent with such holder’s correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9, Request for Taxpayer Identification Number and Certification, below (the “Substitute Form W-9”) or otherwise establish a basis for exemption from backup withholding. In the case of a holder who is an individual, the TIN is his or her social security number. If the tendering holder is a non-resident alien or a foreign entity, other requirements (as described below) will apply. If the exchange agent is not provided with the correct TIN or an adequate basis for an exemption from backup withholding, such tendering holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”). In addition, failure to provide the exchange agent with the correct TIN or an adequate basis for an exemption from backup withholding may result in backup withholding on all reportable payments made to the tendering holder after the exchange. The current backup withholding rate is 28%. If withholding results in an overpayment of taxes, the holder may obtain a refund from the IRS.

Exempt holders of the notes (including, among others, all corporations) are not subject to these backup withholding and reporting requirements. See the IRS Instructions for the Requester of Form W-9 (the “W-9 Guidelines”) for additional instructions.

To prevent backup withholding, each tendering holder that is a U.S. person (including a resident alien) must provide its correct TIN by completing the Substitute Form W-9 set forth below, certifying, under penalties of perjury, that such holder is a U.S. person (including a resident alien), that the TIN provided is correct (or that such holder is awaiting a TIN) and that (a) such holder is exempt from backup withholding, or (b) such holder has not been notified by the IRS that such holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified such holder that such holder is no longer subject to backup withholding. If the notes are in more than one name or are not in the name of the actual owner, such holder should consult the W-9 Guidelines for information on which TIN to report. If such holder does not have a TIN, such holder should consult the W-9 Guidelines for instructions on applying for a TIN and write “Applied For” in the space reserved for the TIN, as shown on Substitute Form W-9. Note: Writing “Applied For” on the Substitute Form W-9 means that such holder has already applied for a TIN or that such holder intends to apply for one in the near future. If such holder does not provide its TIN to the exchange agent within 60 days, backup withholding will begin and continue until such holder furnishes its TIN to the exchange agent.

A tendering holder that is a non-resident alien or a foreign entity must submit the appropriate completed IRS Form W-8 (generally IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) to avoid backup withholding. The appropriate form may be obtained via the IRS website at www.irs.gov or by contacting the exchange agent at the address on the face of this letter of transmittal.

FAILURE TO COMPLETE SUBSTITUTE FORM W-9, IRS FORM W-8BEN OR ANOTHER APPROPRIATE FORM MAY RESULT IN BACKUP WITHHOLDING AT THE RATE DESCRIBED ABOVE ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT (1) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS LETTER OF TRANSMITTAL IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE CODE, (2) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS LETTER OF TRANSMITTAL AND (3) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM THEIR OWN INDEPENDENT TAX ADVISORS.

7. Withdrawal Rights. Except as otherwise provided herein, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at the address set forth above prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must (a) specify the name of the person who tendered the outstanding notes to be withdrawn; (b) identify the outstanding notes to be withdrawn, including the aggregate principal amount of such outstanding notes, specify the number of the account at the book-entry transfer facility from which the outstanding notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility; (c) contain a statement that such holder is withdrawing its election to have such outstanding notes exchanged; (d) specify the name in which such outstanding notes are registered, if different from that of the person who tendered the outstanding notes.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Authority, whose determination shall be final and binding on all parties.

Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Properly withdrawn outstanding notes may be retendered by following the procedures described above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Any outstanding notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures set forth under the headings “The Exchange Offer—Procedures for Tendering Outstanding Notes” in the prospectus will be credited to an account maintained with the book-entry transfer facility for the outstanding notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

8. Requests For Assistance and Additional Copies. Questions and requests for assistance regarding this letter, as well as requests for additional copies of the prospectus, this letter, and other related documents may be directed to the exchange agent at its address and telephone number set forth on the front of this letter.

If you are a broker-dealer and wish to receive 10 additional copies of the prospectus and 10 additional copies of any amendments or supplements thereto, please complete the section below in this Instruction 8, including your name and address, and return this form to the exchange agent at its address set forth on the front of this letter.

☐ CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
	3 Check appropriate box for federal tax classification; check only one of the following seven boxes:	4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
☐ Individual/sole proprietor or ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate single-member LLC

☐  Limited liability company. Enter the tax classification (C=C corporation, S=S corporation P=partnership) ▶

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐ Other (see instructions) ▶

Exempt payee code (if any) Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.)
	5 Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–
or
Employer Identification Number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

•	Form 1099-INT (interest earned or paid)

•	Form 1099-DIV (dividends, including those from stocks or mutual funds)

•	Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

•	Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

•	Form 1099-S (proceeds from real estate transactions)

•	Form 1099-K (merchant card and third party network transactions)
•	Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

•	Form 1099-C (canceled debt)

•	Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Cat. No. 10231X	Form W-9 (Rev. 12-2014)

Note. If you are a U.S. person and a requester gives you a form other than

Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

•	An estate (other than a foreign estate), or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

•	In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

•	In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

•	In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

•	Generally, individuals (including sole proprietors) are not exempt from backup withholding.

•	Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

•	Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

•	Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a) 11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for …	THEN the payment is exempt for...
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.
[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

        If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:		Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity[4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.
[3]	You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.
[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2.
*	Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

        Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877- IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.